Exhibit 99.1

SPHERIX Announces PRICING OF PUBLIC OFFERING OF COMMON STOCK

NEW YORK, NEW YORK July 19, 2017 /PR Newswire/ Spherix Incorporated (“Spherix” or the “Company”) (NASDAQ: SPEX), an intellectual property development company committed to fostering of technology and monetization of intellectual property, today announced that it has priced a firm commitment underwritten public offering of 1,250,000 shares of its common stock at a price to the public of $2.00 per share. In addition, Spherix has granted the underwriter a 45-day option to purchase up to 187,500 additional shares of common stock to cover over-allotments, if any. The offering is expected to close on or about July 24, 2017, subject to satisfaction of closing conditions.

The total gross proceeds of the offering are expected to be approximately $2.5 million. After deducting the underwriter’s discount and other estimated offering expenses payable by Spherix, the net proceeds to the Company are expected to be approximately $2.1 million. These amounts assume no exercise of the underwriter’s over-allotment option.

Laidlaw & Company (UK) Ltd. acted as the sole underwriter for the offering.

The shares are being offered pursuant to a registration statement on Form S-1 (File No. 333-218216) that was declared effective by the Securities and Exchange Commission (SEC) on July 18, 2017. The securities may be offered only by means of a prospectus. A final prospectus supplement related to the offering will be filed with the SEC, and will be available on the SEC’s website at www.sec.gov and may also be obtained from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 546 Fifth Avenue, 5th Floor, New York, New York 10036, telephone (212) 953-4900, email: syndicate@laidlawltd.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Spherix Incorporated

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by participation in the development of new technology. Spherix draws on portfolios of pioneering technology to support product innovation.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. We are a small company with limited financial resources and our scientific background and abilities to implement a commercialization strategy is subject to ever-changing market conditions and rapidly-advancing technologies over which we have no control. While we believe that these forward-looking statements are reasonable, market conditions and competition in the marketplace is ever-changing and we have no control over these influences. As a result, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC") including, but not limited to, the Risk Factors relating to the Company's patent business and other aspects of the Company's business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations Contact:

Hayden IR, LLC

Brett Mass

Phone: (646) 536-7331

Email: investorrelations@spherix.com

www.haydenir.com

Spherix Contact:

Phone: (703) 992-9325

Email: info@spherix.com

www.spherix.com